                                                                   EXHIBIT (J)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1995-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAS8
                      Class B Certificate CUSIP #25466KAT6


Trust Distribution Date: November 15, 1996   Due Period Ending: October 31, 1996

Pursuant to the Series Supplement dated as of September 28, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1995-3                                 Total          Interest       Principal
        Class A      31 days at 5.592810000%     $4.816030833    $4.816030833    $0.000000000

        Class B      31 days at 5.712810000%     $4.919364167    $4.919364167    $0.000000000

2.   Principal Receivables at the end of the Due Period

     (a) Aggregate Investor Interest                            $12,275,796,676.00
         Seller Interest                                         $2,172,873,943.47

         Total Master Trust                                     $14,448,670,619.47


     (b) Group One Investor Interest                            $10,175,796,676.00

     (c) Group Two Investor Interest                             $2,100,000,000.00

     (d) Series 1995-3 Investor Interest                           $526,316,000.00

     (e) Class A Investor Interest                                 $500,000,000.00

         Class B Investor Interest                                  $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period

                                                      Finance Charge           Principal              Yield
                                                       Collections            Collections          Collections
     (a) Allocation of Collections between
           Investor and Seller

         Aggregate Investor Allocation.              $189,015,439.27        $1,602,331,456.61          $0.00

         Seller:                                      $40,790,565.91          $345,791,894.89          $0.00

     (b) Group One Allocation                        $161,277,854.44        $1,367,192,968.08          $0.00

     (c) Group Two Allocation                         $27,737,584.83          $235,138,488.53          $0.00

     (d) Series 1995-3 Allocations                     $8,341,957.99           $70,716,877.66          $0.00

     (e) Class A Allocations                           $7,928,307.18           $67,210,255.63          $0.00

         Class B Allocations                             $413,650.81            $3,506,622.03          $0.00

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
                            Deposits into the SPFAs

                            This Due       Total     Deposit Deficit  Investment
                             Period       Deposits      Amount          Income
      Series 1995-3          $0.00         $0.00         0.00            $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments

                                                                    Total Payments
                               Amount Paid      Deficit Amount       Through This
                             This Due Period    This Due Period       Due Period
      Series 1995-3               $0.00             $0.00               $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")

                                         Deposits Into the
                                           SIFAs This
                                            Due Period          SIFA Balance
      Series 1995-3                        $2,537,473.41            $0.00

7.    Pool Factors

                                                            This Due Period
      Class A                                                1.00000000

      Class B                                                1.00000000

8.    Investor Charged-Off Amount

                                                                  Cumulative
                                                                   Investor
                                                                  Charged-Off
                                          This Due Period           Amount
  (a) Group One                           $52,947,185.20            $0.00

  (b) Group Two                            $9,106,191.58            $0.00

  (c) Series 1995-3                        $2,738,647.51            $0.00

  (d) Class A                              $2,602,846.81            $0.00

      Class B                                $135,800.70            $0.00

9.    Investor Losses This Due Period

                                                               Per $1,000 of
                                                             Original Invested
                                                   Total         Principal
  (a) Group One                                    $0.00           $0.00

  (b) Group Two                                    $0.00           $0.00

  (c) Series 1995-3                                $0.00           $0.00

  (d) Class A                                      $0.00           $0.00

      Class B                                      $0.00           $0.00

10.  Reimbursement of Investor Losses This Due Period             Per $1,000 of
                                                                Original Invested
                                                      Total        Principal

     (a) Group One                                    $0.00          $0.00

     (b) Group Two                                    $0.00          $0.00

     (c) Series 1995-3                                $0.00          $0.00

     (d) Class A                                      $0.00          $0.00

         Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses             Per $1,000 of
                                                                Original Invested
                                                      Total        Principal
     (a) Group One                                    $0.00          $0.00

     (b) Group Two                                    $0.00          $0.00

     (c) Series 1995-3                                $0.00          $0.00

     (d) Class A                                      $0.00          $0.00

         Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

     (a) Group One                                           $16,959,661.13

     (b) Group Two                                            $2,916,666.67

     (c) Series 1995-3                                          $877,193.33

     (d) Class A                                                $833,333.33

         Class B                                                 $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                           As a Percentage
                                                             of Class A
                                              Total        Invested Amount
     Series 1995-3 Class B               $57,894,760.00        11.5790%

14.  Total Available Credit Enhancement Amounts

                                              Shared Amount    Class B Amount
     Maximum Amount                               $0.00       $31,578,960.00

     Available Amount                             $0.00       $31,578,960.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                        $0.00                $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $14,686,108,154.34

                       Delinquent Amount      Percentage of Ending
     Payment Status    Ending Balance         Receivables Outstanding
     30-59 days        $436,755,664.27              2.97%

     60-179 days       $647,052,142.22              4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________

                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of September 28, 1995 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-3 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                 $2,177,929,356.63

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                    $67,210,255.63

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                              $7,928,307.18

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
           is equal to                                                                              $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
           Amount is equal to                                                                       $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $2,408,015.42

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                         $3,506,622.03

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                    $413,650.81

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall
          is equal to                                                                                   $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                            $0.00

     (c)  with respect to the Class B Investor Interest is equal to                                     $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                 $129,457.99


14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                                   GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                   By:_______________________________________
                                      Vice President, Director of Accounting,
                                                 and Treasurer